Exhibit 99

                                                            CONTACT:
                                                            James C. Rowan, Jr.
                                                            (860) 722-5180


FOR IMMEDIATE RELEASE
---------------------


HSB GROUP, INC. REPORTS SECOND QUARTER RESULTS AND
INCREASES SHARE REPURCHASE AUTHORIZATION AND OCTOBER DIVIDEND

HARTFORD, CT, July 28, 1997 -- HSB Group, Inc. (NYSE-HSB), the parent of The Hartford Steam Boiler Inspection and Insurance Company, today reported that net income per common share for the second quarter of 1997 was 80 cents compared to 66 cents for the second quarter of 1996, an increase of 21.2 percent. The company also reported that the Board of Directors, at its meeting earlier today, increased the share repurchase authorization from one million to two million shares, and voted to increase the regular quarterly dividend from 57 cents to 60 cents, effective with the October 1997 payment.

"There was no contribution to after-tax income from our investment in Radian International LLC," President and Chief Executive Officer Gordon W. Kreh said. "We have determined that, given Radian's results and near-term prospects, we will put our interest in the venture to The Dow Chemical Company for approximately $145 million on or about January 1, 1998."

The company reported that income per share for the quarter from continuing operations, excluding realized gains, was 71 cents compared to 43 cents last year, an increase of 65 percent. Gross earned premiums grew 8.4 percent compared to the second quarter of 1996. "We continued to see excellent growth in our client company business," Kreh said. "Market conditions affecting our special risks business continued to require disciplined underwriting. The combined ratio
- the sum of our losses and expenses as a percentage of our insurance revenue - was 91.8 percent. The expense ratio for the quarter declined to 47.9 percent."

The company also reported that, during the quarter, it repurchased 340,000 shares of HSB common stock under a previously existing one million share repurchase authorization and that the Board increased the share repurchase authorization to a total of two million shares at its meeting earlier today.

"The Board's vote at the same meeting to increase the dividend from 57 cents to 60 cents is based on the company's results and expectations for the future," President Kreh said. This will be the 32nd consecutive year that shareholders of the company have received a higher dividend payment and the 126th consecutive year in which the company has paid a dividend.

The declared amount of 60 cents will be payable October 30 to shareholders of record October 10.

HSB GROUP, INC.
In millions, except per share amounts

                             SUMMARY OF OPERATIONS

                                             Quarter             Year-to-Date
                                          Ended June 30           June 30
                                         1997      1996**       1997     1996**
                                         ----      ----         ----     ----
Gross earned premium                  $ 149.2    $ 137.7      $ 305.0  $ 271.4
Reinsurance                              32.0       24.8         65.5     50.1
                                        -----      -----        -----    -----
  Net earned premium                    117.2      112.9        239.5    221.3
Claims and adjustment expenses           51.4       56.0        102.9    100.9
Policy acquisition expenses              20.4       21.9         43.9     42.5
Underwriting and inspection expenses     36.0       34.4         71.3     68.1
                                        -----      -----        -----    -----
  Insurance operating gain            $   9.4    $   0.6      $  21.4  $   9.8
                                        -----      -----        -----    -----
     Loss ratio                          43.9%      49.5%        43.0%    45.6%
     Expense ratio*                      47.9%      49.5%        47.9%    49.5%
     Combined ratio*                     91.8%      99.0%        90.9%    95.1%

Net engineering services revenues     $  15.0    $  14.1      $  29.7  $  26.8
Net engineering services expenses        14.1       12.3         27.7     23.6
                                        -----      -----        -----    -----
     Engineering services
       operating gain                 $   0.9    $   1.8      $   2.0  $   3.2
                                        -----      -----        -----    -----
          Engineering services net
            operating margin              6.1%      12.6%         6.6%    12.0%

Investment income, net of related
 interest expense                     $   8.8    $   7.9      $  16.7  $  15.9
Realized investment gains                 3.4        5.1          4.0      6.0
                                        -----      -----        -----    -----
  Income from investment operations   $  12.2    $  13.0      $  20.7  $  21.9

Interest expense                          0.4        0.1          0.6      0.3
                                        -----      -----        -----    -----
Income from continuing operations
before income taxes                      22.1       15.3         43.5     34.6

Income taxes                              5.7        3.3         11.3      8.2

Income from continuing operations        16.4       12.0         32.2     26.4
Discontinued operations:
  Income from operations of
    Radian International LLC               -         1.4           -       4.0
                                        -----      -----        -----    -----
Net income                            $  16.4    $  13.4      $  32.2   $ 30.4
                                        =====      =====        =====    =====
Income from continuing operations
  per common share                    $   0.80   $   0.59     $   1.58  $  1.29
Net income per common share           $   0.80   $   0.66     $   1.58  $  1.49
Dividends declared per common share   $   0.57   $   0.57     $   1.14  $  1.14
Average common shares outstanding
 and common stock equivalents            20.5       20.3         20.5     20.3

* 1997 and 1996 excludes goodwill amortization related to EIG. 1996 excludes minority interest related to EIG.
**   Restated for the effects of discontinued operations.


                         SUMMARY OF FINANCIAL POSITION

                                             June 30   December 31
                                               1997        1996
                                            ---------   ----------
Assets
     Cash and short-term investments       $    103.2   $    102.4
     Fixed maturities, at fair value            261.0        235.8
     Equity securities, at fair value           273.3        262.7
                                            ---------   ----------
          Cash and invested assets              637.5        600.9
     Insurance premiums receivable              133.7        106.4
     Engineering services receivable             11.9         11.7
     Fixed assets                                30.7         31.7
     Investment in Radian                        83.0         79.7
     Reinsurance assets                         147.6        162.9
     Other assets                               136.8        123.0
                                            ---------   ----------
          Total assets                     $  1,181.2   $  1,116.3
                                            =========   ==========


                                             June 30    December 31
                                               1997        1996
                                            ---------   ----------
Liabilities
     Unearned premiums                     $    295.6   $    270.6
     Claims and adjustment expenses             282.3        302.9
     Total borrowings                            51.5         28.3
Other liabilities                               182.3        148.9
                                            ---------   ----------
     Total liabilities                          811.7        750.7

Convertible redeemable
  preferred stock-series B                       20.0         20.0
Shareholder's equity                            349.5        345.6
  Total                                    $  1,181.2   $  1,116.3
                                            =========   ==========
Common shareholders' equity per share      $     17.71  $     17.25
Based on common shares outstanding of            19.7         20.0